News Release

Tutor Perini Reports Strong Third-Quarter Results

•	Revenue of $1.25 billion, up 21% compared to $1.03 billion in Q3 2013
•	Income from Construction Operations of $70.4 million, up 21% compared to $58.1 million in Q3 2013
•	Diluted EPS of $0.73, up 49% compared to $0.49 in Q3 2013
•	Backlog of $8.1 billion, up 17% compared to $6.9 billion in Q3 2013

SYLMAR, California – (BUSINESS WIRE) – November 5,  2014  – Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil and building construction company, today reported results for the third quarter of 2014.

Third-Quarter and Nine-Month Results

Revenues were $1.25 billion and $3.29 billion for the three and nine months ended September 30, 2014, respectively, compared to $1.03 billion and $3.08 billion for the same periods in 2013. Income from construction operations was $70.4 million and $177.3 million for the three and nine months ended September 30, 2014, respectively, compared to $58.1 million and $133.6 million for the same periods in 2013. Net income for the three and nine months ended September 30, 2014 was $35.7 million and $80.2 million, respectively, compared to net income of $23.8 million and $54.0 million for the same periods in 2013. Basic and diluted earnings per share were $0.74 and $0.73 for the three months ended September 30, 2014, respectively, compared to basic and diluted earnings per share of $0.50 and $0.49 for the same period in 2013. Basic and diluted earnings per share were $1.65 and $1.64 for the nine months ended September 30, 2014, respectively, compared to basic and diluted earnings per share of $1.13 and $1.11 for the same period in 2013.

During the three and nine months ended September 30, 2014, revenues increased $220.3 million, or 21.4%, and $214.1 million, or 7.0%, respectively, compared to the same periods last year due primarily to increased activity on civil and building projects at Hudson Yards in New York, certain electrical and mechanical projects on the East Coast, certain bridge projects in the Midwest and New York, and certain large mass transit projects in California and New York. The increase was partially offset by decreased activity on hospitality and gaming projects in California, Arizona, Nevada, Louisiana, and Pennsylvania and healthcare projects in California. The increase in net income in the three months ended September 30, 2014 was due primarily to volume increases across all segments and an increase in the estimated recovery projected for a Building segment project due to agreements reached with our customer. The increase in net income in the nine months ended September 30, 2014 was due primarily to an overall increase in volume in our Civil segment and net favorable adjustments to anticipated recoveries associated with two legal rulings issued in the second quarter of 2014, as well as the increase in the estimated recovery mentioned above.

The Company used $82.0 million of cash from operating activities in the third quarter compared to cash generation of $27.5 million in the same period last year. The change in cash usage between the third quarters of 2014 and 2013 was primarily driven by the timing of payments across all segments. At September 30,  2014, working capital was $1.16 billion, an increase of $372.8 million from $787.4 million at December 31, 2013. The Company believes its financial position and available borrowing under existing credit arrangements are sufficient to support the Company’s current backlog and anticipated new work.

Backlog Increased to  $8.1 Billion

The backlog of uncompleted construction work at September 30, 2014 was $8.1 billion, an increase of $1.2 billion, or 17.1%, from $6.9 billion reported at September 30, 2013. The strong increase in backlog since last year has been driven primarily by two large new mass transit projects in New York that benefited our Civil and Specialty Contractors segments, as well as a new multi-unit residential tower project in Florida and a new healthcare facility project in California, both of which benefited our Building segment.  During the third quarter, new awards and adjustments to existing contracts together totaling approximately $1.6 billion were added to backlog. New awards included a $243 million runway reconstruction project in New York, a $211 million  healthcare project in California, three bridge projects in Wisconsin and Minnesota collectively valued at $181 million, and a $112 million hospitality and gaming project in California.

Outlook and Guidance

Ronald Tutor, Chairman and Chief Executive Officer, said, “I am very pleased with the Company’s third-quarter results, which were highlighted by strong revenue and backlog growth and increased operating income across all segments. This quarter marked our sixth consecutive quarter of increased backlog. With increasing demand for our services across all segments and limited competition for the larger complex projects we favor, we are well-positioned to continue our growth and success over the coming years.”

Based on the current outlook, the Company is maintaining its fiscal 2014 guidance, with revenue expected in the range of $4.5 billion to $4.7  billion and diluted EPS expected in the range of $2.20 to $2.40.

Third-Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday,  November 5,  2014, to discuss the third-quarter results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcasted live over the internet and can be accessed on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit Tutor Perini's website at least fifteen minutes prior to the start of the call to register, download, and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on Tutor Perini's website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning, and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials, and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing, and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company’s ability to win new contracts and convert backlog into revenue; the Company’s ability to realize the anticipated economic and business benefits of its acquisitions and its strategy to assemble and operate a Specialty Contractors business segment; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenue, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on February 24,  2014. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

Tutor Perini Corporation
Consolidated Balance Sheets
(Dollars in thousands, except par value)

	September 30, 2014
	(Unaudited)	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$137,228	$119,923
Restricted cash	46,988	42,594
Accounts receivable, including retainage	1,580,594	1,291,246
Costs and estimated earnings in excess of billings	720,177	573,248
Deferred income taxes	7,951	8,240
Other current assets	69,318	50,669
Total current assets	2,562,256	2,085,920

Long-term investments	—	46,283
Property and equipment, net	526,981	498,125

Goodwill	585,006	577,756

Intangible assets, net	103,329	113,740

Other	57,948	75,614

Total assets	$3,835,520	$3,397,438

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$65,407	$114,658
Accounts payable, including retainage	863,643	758,225
Billings in excess of costs and estimated earnings	327,646	267,586
Accrued expenses and other current liabilities	145,336	158,017
Total current liabilities	1,402,032	1,298,486

Long-term debt, less current maturities	880,121	619,226

Deferred income taxes	115,325	114,333
Other long-term liabilities	97,115	117,858
Total liabilities	2,494,593	2,149,903

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Preferred stock, $1 par value:
Authorized – 1,000,000 shares
Issued and outstanding – none	—	—
Common stock, $1 par value:
Authorized – 75,000,000 shares
Issued and outstanding – 48,645,900 shares and 48,421,467 shares	48,646	48,421
Additional paid-in capital	1,020,806	1,007,918
Retained earnings	304,789	224,575
Accumulated other comprehensive loss	(33,314)	(33,379)
Total stockholders' equity	1,340,927	1,247,535

Total liabilities and stockholders' equity	$3,835,520	$3,397,438

Tutor Perini Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$1,250,689	$1,030,388	$3,290,432	$3,076,381

Cost of operations	1,109,848	909,531	2,914,713	2,749,212

Gross profit	140,841	120,857	375,719	327,169

General and administrative expenses	70,487	62,763	198,425	193,522

INCOME FROM CONSTRUCTION
OPERATIONS	70,354	58,094	177,294	133,647

Other expense, net	(441)	(9,488)	(10,788)	(13,549)
Interest expense	(11,297)	(11,571)	(32,985)	(33,990)

Income before income taxes	58,616	37,035	133,521	86,108

Provision for income taxes	(22,886)	(13,276)	(53,307)	(32,071)

NET INCOME	$35,730	$23,759	$80,214	$54,037

BASIC EARNINGS
PER COMMON SHARE	$0.74	$0.50	$1.65	$1.13

DILUTED EARNINGS
PER COMMON SHARE	$0.73	$0.49	$1.64	$1.11

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING:
BASIC	48,588	47,959	48,525	47,735
Effect of dilutive stock options
and restricted stock units	487	666	495	802
DILUTED	49,075	48,625	49,020	48,537

Tutor Perini Corporation
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2014	2013
Cash Flows from Operating Activities:
Net income	$80,214	$54,037
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	42,165	41,766
Stock-based compensation expense	14,376	6,597
Excess income tax benefit from stock-based compensation	(656)	(356)
Deferred income taxes	15,988	(503)
Loss on sale of investments	1,786	—
Loss (Gain) on sale of property and equipment	926	(220)
Other long-term liabilities	1,256	17,877
Other non-cash items	1,324	444
Changes in other components of working capital	(300,804)	(130,700)
NET CASH USED IN OPERATING ACTIVITIES	(143,425)	(11,058)

Cash Flows from Investing Activities:
Acquisition of property and equipment excluding financed purchases	(37,778)	(39,810)
Proceeds from sale of property and equipment	5,153	2,551
Proceeds from sale of available-for-sale securities	44,497	—
Change in restricted cash	(4,394)	(8,749)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	7,478	(46,008)

Cash Flows from Financing Activities:
Proceeds from debt	993,010	571,285
Repayment of debt	(808,611)	(536,227)
Business acquisition related payments	(26,430)	(17,716)
Excess income tax benefit from stock-based compensation	656	356
Issuance of common stock and effect of cashless exercise	(1,692)	(786)
Debt issuance costs	(3,681)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	153,252	16,912

Net Decrease in Cash and Cash Equivalents	17,305	(40,154)
Cash and Cash Equivalents at Beginning of Year	119,923	168,056
Cash and Cash Equivalents at End of Period	$137,228	$127,902

Supplemental Disclosure of Cash Paid For:
Interest	$27,447	$26,918
Income taxes	$47,736	$18,449
Supplemental Disclosure of Non-cash Transactions:
Property and equipment acquired through financing arrangements not included above	$27,045	$458
Grant date fair value of common stock issued for services	$5,774	$11,393

Tutor Perini Corporation
Segment Information
(In thousands)

	Reportable Segments
			Specialty				Consolidated
Three Months Ended	Civil	Building	Contractors	Totals	Corporate		Total
September 30, 2014
Total revenues	$496,142	$420,404	$355,932	$1,272,478	$-		$1,272,478

Elimination of intersegment revenues	(13,472)	(8,317)	-	(21,789)	-		(21,789)

Revenues from external customers	$482,670	$412,087	$355,932	$1,250,689	$-		$1,250,689

Income from construction operations	$53,684	$19,159	$10,876	$83,719	$(13,365)	*	$70,354

Three Months Ended
September 30, 2013
Total revenues	$401,976	$366,833	$287,633	$1,056,442	$-		$1,056,442

Elimination of intersegment revenues	(4,270)	(21,784)	-	(26,054)	-		(26,054)

Revenues from external customers	$397,706	$345,049	$287,633	$1,030,388	$-		$1,030,388

Income from construction operations	$49,559	$12,847	$9,312	$71,718	$(13,624)	*	$58,094

	Reportable Segments
			Specialty				Consolidated
Nine Months Ended	Civil	Building	Contractors	Totals	Corporate		Total
September 30, 2014
Total revenues	$1,270,657	$1,122,072	$970,036	$3,362,765	$-		$3,362,765

Elimination of intersegment revenues	(32,292)	(40,041)	-	(72,333)	-		(72,333)

Revenues from external customers	$1,238,365	$1,082,031	$970,036	$3,290,432	$-		$3,290,432

Income from construction operations	$156,031	$28,656	$31,326	$216,013	$(38,719)	*	$177,294

Nine Months Ended
September 30, 2013
Total revenues	$1,063,937	$1,261,665	$873,544	$3,199,146	$-		$3,199,146

Elimination of intersegment revenues	(66,073)	(56,682)	(10)	(122,765)	-		(122,765)

Revenues from external customers	$997,864	$1,204,983	$873,534	$3,076,381	$-		$3,076,381

Income from construction operations	$104,483	$20,855	$44,583	$169,921	$(36,274)	*	$133,647

* Consists primarily of corporate general and administrative expenses.

Tutor Perini Corporation
Backlog Information
(In millions)

			Revenues
	Backlog at June 30, 2014	New Business Awarded (1)	Recognized in the Three Months Ended September 30, 2014	Backlog at September 30, 2014

Civil	$ 3,707.9	$ 661.3	$ (482.7)	$ 3,886.5
Building	2,007.6	592.4	(412.1)	2,187.9
Specialty Contractors	2,048.8	318.3	(355.9)	2,011.2
Total	$ 7,764.3	$ 1,572.0	$ (1,250.7)	$ 8,085.6

			Revenues
	Backlog at December 31, 2013	New Business Awarded (1)	Recognized in the Nine Months Ended September 30, 2014	Backlog at September 30, 2014

Civil	$ 3,538.1	$ 1,586.7	$ (1,238.4)	$ 3,886.4
Building	1,755.1	1,514.9	(1,082.0)	2,188.0
Specialty Contractors	1,661.1	1,320.1	(970.0)	2,011.2
Total	$ 6,954.3	$ 4,421.7	$ (3,290.4)	$ 8,085.6

(1) New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.